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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

   We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-40555, 333-63911, 333-66717, 333-69677, 333-74509, 333-
91903, 333-88185, 333-40726 and 333-46420) of Odetics, Inc. and in the related
Prospectuses, and in the Registration Statements (Form S-8 Nos. 333-05735, 333-44907 and 333-30396) of our report dated May 15, 2001, except for Notes 1 and 16, as to which the date is May 29, 2001, with respect to the consolidated financial statements and schedule of Odetics, Inc. included in this Annual Report (Form 10-K/A) for the year ended March 31, 2001.

                                          /s/ Ernst & Young LLP

Orange County, California
July 30, 2001